Exhibit 10.3

AMENDMENT NO. 10 AND JOINDER AGREEMENT TO

CREDIT AND SECURITY AGREEMENT AND LIMITED CONSENT

THIS AMENDMENT NO. 10 AND JOINDER AGREEMENT TO CREDIT AND SECURITY AGREEMENT AND LIMITED CONSENT (this “Amendment”) is dated as of the 27th day of August, 2018, by and among MONROE STAFFING SERVICES, LLC, a Delaware limited liability company, FARO RECRUITMENT AMERICA, INC., a New York corporation, and LIGHTHOUSE PLACEMENT SERVICES, INC., a Massachusetts corporation, and STAFFING 360 GEORGIA, LLC, a Georgia limited liability company (each of the foregoing Persons being referred to herein individually as a “Existing Borrower”, and collectively as “Existing Borrowers”) and KEY RESOURCES, INC., a North Carolina corporation (“New Borrower”; and together with Existing Borrowers and each Subsidiary joining the Credit Agreement as hereinafter defined as a Borrower, individually, each a “Borrower” and collectively, “Borrowers”), STAFFING 360 SOLUTIONS, INC., a Delaware corporation (as “Parent”), and MIDCAP FUNDING X TRUST, a Delaware statutory trust, as successor-by-assignment to MidCap Financial Trust (as Agent for Lenders, “Agent”, and individually, as a Lender), and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.

RECITALS

A.Borrowers, Agent and Lenders are party to that certain Credit and Security Agreement dated as of April 8, 2015 (as amended by that certain Amendment No. 1 and Joinder Agreement to Credit and Security Agreement dated as of July 13, 2015, by that certain Amendment No. 2 to Credit and Security Agreement dated as of August 31, 2015, by that certain Overadvance Letter dated October 9, 2015, by that certain Overadvance Letter dated as of November 20, 2015, by that certain Overadvance Letter dated as of February 8, 2016, by that certain Amendment No. 3 to Credit and Security Agreement and Limited Waiver dated as of February 8, 2016, by that certain Amendment No. 4 and Joinder Agreement to Credit and Security Agreement dated as of July 11, 2016, by that certain Amendment No. 5 to Credit and Security Agreement dated as of September 26, 2016, by that certain Amendment No. 6 to Credit and Security Agreement and Limited Consent dated as of January 26, 2017, by that certain Amendment No. 7 to Credit and Security Agreement and Limited Consent dated as of June 5, 2017, by that certain Amendment No. 8 and Joinder Agreement to Credit and Security Agreement and Limited Consent dated as of September 15, 2017, by that certain Amendment No. 9 to Credit and Security Agreement and Limited Consent dated as of June 6, 2018 (the “Ninth Amendment”), as amended hereby and as it may be further amended, modified and restated from time to time, the “Credit Agreement”).  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Credit Agreement.

B.Pursuant to Section 4.11(c) of the Credit Agreement, the Existing Borrowers are required to cause New Borrower to join the Credit Agreement as a “Borrower”, and subject to and in accordance with the terms and conditions of this Amendment and the applicable requirements of the Credit Agreement, Borrowers, Agent and Lenders are willing to enter into this Amendment to join

New Borrower as a “Borrower” under the Credit Agreement and the other Financing Documents.

C.Borrowers, Agent and Lenders have agreed to amend the Credit Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders, Parent and Borrowers hereby agree as follows:

1.Recitals. This Amendment shall constitute a Financing Document and the Recitals set forth above shall be construed as part of this Amendment as if set forth fully in the body of this Amendment.

2.Joinder.  Subject to the satisfaction of the conditions precedent set forth in Section 9 hereof:

(a)New Borrower hereby joins in, assumes, adopts and becomes a “Borrower” under the Credit Agreement and with respect to all Loans and Obligations made and incurred pursuant thereto. New Borrower hereby becomes a party to the Credit Agreement, the Notes and the other Financing Documents applicable to it as a “Borrower” and all references to “Borrower” or “Borrowers” contained in the Financing Documents are hereby deemed for all purposes to also refer to and include New Borrower, and New Borrower hereby agrees to comply with all of the terms and conditions of the Financing Documents as if New Borrower was an original signatory thereto.

(b)Without limiting the generality of the provisions of subparagraph (a) above, New Borrower is hereby jointly and severally liable, along with all other Borrowers, for all existing and future Loans and other Obligations incurred at any time by any one or more Borrowers under the Financing Documents.

(c)Notwithstanding anything to the contrary set forth herein, each Borrower acknowledges and agrees that, as of the date hereof, Agent has not completed its due diligence of New Borrower.  None of the Accounts of New Borrower shall be deemed to be Eligible Accounts, and consequently, such Accounts shall not be included in the Borrowing Base unless and until the satisfaction of the completion or delivery of the post-closing obligations listed as items 1 and 4 on Schedule 7.4(D) attached hereto, provided that Agent and Lenders expressly reserve every right, power and remedy specifically provided by the Credit Agreement, the other Financing Documents and any related documents, now or hereafter existing at law, in equity or by statute and each and every right, power and remedy, whether specifically given by Borrowers or otherwise existing, which may be exercised from time to time and as often and in such order as may be deemed expedient by Agent or Lenders, including, without limitation, those rights under Section 2.1(b)(i) of the Credit Agreement.  Borrowers agree to assist Agent in its completion of its due diligence of New Borrower.

3.Limited Consent for Key Resources Acquisition and Key Resources Seller Debt. At the request of and as an accommodation to Credit Parties and subject to the strict compliance with the terms, conditions and requirements set forth herein (including, without limitation, satisfaction of each of the conditions set forth in Section 9 below), Agent and Lenders hereby consent to the Key Resources Acquisition (as defined in this Amendment), the Key Resources Seller Debt (as defined in this Amendment) and, subject the terms and conditions of the Intercreditor Agreement, the amendment to the JIG Note Purchase Agreement to, among other things, increase the principal amount thereof in connection the Key Resources Acquisition, the documentation for which, including the Key Resources Acquisition Documents (as defined in this Amendment), shall be in form and substance acceptable to Agent, in its sole discretion; provided, however, that (x) no amount of the Loans shall be used to pay the initial cash purchase price for the Key Resources Acquisition and (y) the use of proceeds of Loans to pay the initial cash purchase price  for the Key Resources Acquisition shall not be a permitted use under Section 4.7 of the Credit Agreement.  Pursuant to this limited consent, the Key Resources Acquisition shall be deemed to be “Permitted Acquisition” under the Credit Agreement and the Key Resources Seller Debt shall be deemed to be “Subordinated Debt” under the Credit Agreement. The limited consent set forth in this Section 3 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) except as expressly provided herein, be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Financing Document; (b) prejudice any right that Agent or the Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document; (c) waive any Event of Default that exists as of the date hereof; or (d) establish a custom or course of dealing among any of the Credit Parties, on the one hand, or Agent or any Lender, on the other hand.

4.Amendments to Credit Agreement.

(a)Section 1.1 – (New Defined Term). Section 1.1 of the Credit Agreement is hereby amended to add each of the below defined terms in their alphabetical order:

“Key Resources Acquisition” means the acquisition by Monroe Staffing Services, LLC of all of the outstanding capital stock of Key Resources, pursuant to the Key Resources Acquisition Agreement, whereupon Key Resources will become a wholly-owned Subsidiary of Monroe Staffing Services, LLC.

“Key Resources Acquisition Agreement” means that certain Share Purchase Agreement dated as of August 27, 2018, among Monroe Staffing Services, LLC, the Parent, and Pamela D. Whitaker, as “Seller”, together with all schedules, exhibits and annexes thereto, as amended, restated, supplemented or modified from time to time.

“Key Resources Acquisition Documents” means, collectively, the Key Resources Acquisition Agreement and all other agreements, documents and instruments executed and delivered by the Parent and/or Monroe Staffing Services, LLC  to the Seller (as such term is defined in the Key Resources Acquisition Agreement) in connection with the Key Resources Acquisition.

“Key Resources” means Key Resources, Inc., a North Carolina corporation.

“Key Resources Seller Debt” means, collectively, (i) the $2,027,198 payment (subject to adjustment as set forth in subsection 1.04 of the Key Resources Acquisition Agreement)

payable to Pamela D. Whitaker on the first anniversary of the Key Resources Acquisition Agreement and (ii) the $2,027,198 payment (subject to adjustment as set forth in subsection 1.04 of the Key Resources Acquisition Agreement) payable to Pamela D. Whitaker on the second anniversary of the Key Resources Acquisition Agreement, in each case subject to the terms and conditions of the Key Resources Acquisition Agreement as in effect on the Tenth Amendment Closing Date.

“Tenth Amendment Closing Date” means August 27, 2018.

(b)Section 1.1 (Amended and Restated Definitions).  The defined term “Excluded Subsidiary” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Excluded Subsidiary” means Control Solutions International Inc., a Florida corporation, Canada Control Solutions International, Inc., a British Columbia company, Clement May Africa (Pty) Limited, a South African company, and the following companies organized under the laws of England and Wales: Staffing 360 Solutions Limited, Longbridge Recruitment 360 Limited, The JM Group Limited, The JM Group, Global Resource Delivery Limited,  CBS Butler Holdings Limited, CBS Butler Limited and Clement May Limited.

(c)Section 2.2(f) (Deferred Revolving Loan Origination Fee).  Section 2.2(f) is hereby amended and restated in its entirety to read as follows:

Deferred Revolving Loan Origination Fee.  If Lenders’ funding obligations in respect of the Revolving Loan Commitment under this Agreement terminate for any reason (whether by voluntary termination by Borrowers, by reason of the occurrence of an Event of Default or otherwise, except a termination pursuant to the applicable provisions of Section 2.1(c) above) and more than sixty (60) days prior to the Commitment Expiry Date, Borrowers shall pay to Agent, for the benefit of all Lenders committed to make Revolving Loans on the Tenth Amendment Closing Date, a fee as compensation for the costs of such Lenders being prepared to make funds available to Borrowers under this Agreement, equal to an amount determined by multiplying the Revolving Loan Commitment by the following applicable percentage amount:  2% for if made on or before September 15, 2019 and 1.5% thereafter. All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Tenth Amendment Closing Date.

(d)Section 5.17 – Payments and Modifications of the Key Resources Seller Debt.  Article 5 is hereby amended by adding new Section 5.17 to the end thereof to read as follows:

Payments and Modifications of the Key Resources Seller Debt.  No Credit Party will, or will permit any Subsidiary to, directly or indirectly (a) declare, pay, make or set aside any amount for payment in respect of the Key Resources Seller Debt from proceeds of the Loans or Collateral; provided, however, that the Credit Parties may declare, pay, make or set aside any amount for payment in respect of the Key Resources Seller Debt if at the time of making such payment and after giving effect to such payment on a pro forma basis (x) there shall exist no Default or Event of Default (including pro forma compliance with the financial covenants recomputed for the end of the most recently completed test period applicable to such financial covenant for which financial statements have been delivered and assuming such payment occurred on the last day thereof) and (y) the Credit Parties shall have a Minimum Liquidity equal to or in excess of $2,000,000, provided, that no less than two (2) Business Days prior to the intended date of payment,  Credit Parties shall have delivered evidence acceptable to Agent of compliance with the forgoing, including a duly completed Compliance Certificate signed by a Responsible Officer stating that the conditions in subclauses (x) and (y) of this clause (a) have been met and setting forth calculations showing pro forma compliance with subclauses (x) and (y) of this clause (a)  after giving effect to such payment, or (b) amend or otherwise modify the terms of the Key Resources Seller Debt.

(e)Schedules to the Credit Agreement.  Each Borrower hereby agrees that the specific schedules attached hereto as Exhibit A, are true and correct having been revised and updated to reflect the joinder of the New Borrower as a “Borrower” under the Financing Documents and shall be deemed to be given as of the Tenth Amendment Closing Date and replace the corresponding schedules to the Credit Agreement to which they apply and shall be attached thereto and become a part thereof.

5.Confirmation of Representations and Warranties; Reaffirmation of Security Interest.

(a)Each Borrower including, without limitation, New Borrower, hereby confirms that all of the representations and warranties set forth in Article 3 of the Credit Agreement are true and correct in all material respects with respect to such Borrower as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, and covenants to perform its respective obligations under the Credit Agreement.  To induce Agent and Lender to enter into this Agreement, Borrowers and Parent further represent and warrant that:

(i) no Default or Event of Default has occurred or is continuing as of the date hereof;

(ii)as of the date hereof and, immediately after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of Borrowers contained in the Financing Documents are true and correct in all material respects (or if any representation or warranty is qualified with respect to materiality, in all respects) on and as of the date hereof to the same extent as though made on and as of such date except to the extent such representations and warranties specifically relate to an earlier date; and

(iii)the execution, delivery and performance by Borrowers and Parent of this Amendment are within each of its corporate powers and have been duly authorized by all necessary corporate action, and this Amendment is the legal, valid and binding obligation of Borrowers and Parent enforceable against Borrowers and Parent in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by equitable principles, and neither the execution, delivery or performance by Borrowers and Parent of this Agreement (A) violates any Law, or any other rule or decree of any Governmental Authority, (B) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrowers or Parent is a party or by which Borrowers or Parent or any of its property is bound, except for such conflicts, breaches, terminations, defaults or accelerations that would not reasonably be expected to have a Material Adverse Effect, (C) results in the creation or imposition of any Lien upon any of the Collateral, (D) violates or conflicts with the by-laws or other organizational documents of Borrowers and Parent, or (E) requires the consent, approval or authorization of, or declaration or filing with, any other Person, except for those already duly obtained.

(b)Each Borrower and Parent confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Agent and Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral.  For the avoidance of any doubt, the Collateral secures repayment of the Obligations and the Affiliated Obligations, and in furtherance thereof, Borrowers and Parent hereby reaffirm the grant to Agent, for the benefit of itself and Lenders, of a continuing first priority Lien (subject to Permitted Liens) on and security interest in all of the Collateral as security for the payment and performance of the Obligations, and for the payment and performance of all obligations under the Affiliated Financing Documents.

6.Enforceability. This Amendment constitutes the legal, valid and binding obligation of each Borrower and Parent, and is enforceable against each Borrower and Parent in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

7.Costs and Fees. Borrowers shall be responsible for the payment of all reasonable costs and fees of Agent’s counsel incurred in connection with the preparation of this Amendment and any related documents.  If Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.  Borrowers hereby authorize Agent to deduct all of such fees set forth in this Section 7 from the proceeds of one or more Revolving Loans made under the Credit Agreement.

8.Grant and Reaffirmation of Security Interest.

(a)Consistent with the intent of the parties and in consideration of the accommodations set forth herein, as further security for the prompt payment in full of all Obligations, and without limiting any other grant of a Lien and security interest in any Security Document, New Borrower hereby assigns and grants to Agent, for the benefit of itself and Lenders, a continuing first priority Lien (subject to Permitted Liens) on and security interest in, upon, and to the now owned and hereafter acquired Collateral set forth on Exhibit B attached hereto and made a part hereof in which New Borrower has rights.  New Borrower hereby authorizes Agent to file UCC-1 financing statements against New Borrower covering the Collateral owned by New Borrower in such jurisdictions as Agent shall deem necessary, prudent or desirable to perfect and protect the liens and security interests granted to Agent hereunder.

(b)Each of the Existing Borrowers confirms and agrees that:  (i) all security interests and liens granted to Agent continue in full force and effect, and (ii) all Collateral remains free and clear of any liens other than liens in favor of Agent and Permitted Liens.  Nothing herein contained is intended to impair or limit the validity, priority and extent of Agent’s security interest in and liens upon the Collateral.

9.Conditions to Effectiveness. This Amendment shall become effective as of the date on which each of the following conditions has been satisfied (the “Effective Date”):

(a)Amendment.  Borrowers and Parent shall have delivered to Agent this Amendment, duly executed by an authorized officer of each Credit Party.

(b)Representations and Warranties.  All representations and warranties of Borrowers contained herein shall be true and correct in all material respects as of the Effective Date except to the extent such representations and warranties specifically relate to an earlier date (and such parties’ delivery of their respective signatures hereto shall be deemed to be their certification thereof).

(c)Searches.  Agent shall have received UCC, tax, judgment and lien search results with respect to Key Resources and the “Seller” as defined under the Key Resources Acquisition Agreement, from all appropriate jurisdictions and filing offices as requested by the Agent, with results satisfactory to the Agent, together with executed originals of such termination statements, releases and cancellations of mortgages required by the Agent in connection with the removal of any Liens (other than Permitted Liens) against the assets of Key Resources and the assets and equity interests being acquired pursuant to the Key Resources Acquisition Agreement;

(d)Secretary’s Certificates.  Agent shall have received (i) a Secretary Certificate for the New Borrower, together with attached copies of the certificate of formation, organization or jurisdictional equivalent of the New Borrower and all amendments thereto certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, together with the bylaws, operating agreement or equivalent document, in each case, c certified as genuine by the relevant secretary or manager of the New Borrower as of a recent date; (ii) good standing certificates or jurisdictional equivalent for each Credit Party, issued by the relevant Secretary of State and or equivalent governmental authority in which such Credit Party is organized, in each case as of a recent date; (c) a copy of resolutions adopted by the governing board of the New Borrower, authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which the New Borrower is a party certified as true, complete and correct by the relevant secretary or manager of the New Borrower as of a recent date; and (d) specimen signatures of the officers or members of the New Borrower executing the Agreement and the other Transaction Documents, certified as genuine by the relevant secretary or manager of the New Borrower as of a recent date;

(f)Fees and Expenses.  Agent shall have received from Borrowers of all of the fees owing pursuant to this Amendment and Agent’s reasonable out-of-pocket legal fees and expenses; and

(g)Closing Checklist. Agent shall have received from Credit Parties each agreement, document and instrument set forth on the closing checklist prepared by Agent or its counsel, each in form and substance satisfactory to Agent, and such other closing deliverables reasonably requested by Agent and Lenders, each to the satisfaction of Agent and Lenders and their respective counsel in their sole discretion.

10.Post-Tenth Amendment Closing Requirements.  Borrowers shall complete each of the post-closing obligations and/or provide to Agent each of the documents, instruments, agreements and information listed on Schedule 7.4(D) attached hereto on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance satisfactory to Agent. The failure of any Borrower or of Parent to complete and satisfy any of the obligations set forth on Schedule 7.4(D) on or before the date indicated therein, or the failure of any Borrower or of Parent to deliver any of the listed items on Schedule 7.4(D) or before the date indicated therein, shall constitute an immediate and automatic Event of Default.

11.Release.  Each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees (collectively, “Releasing Parties”), does hereby fully and completely release, acquit and forever discharge each Indemnitee (as defined in the Credit Agreement) of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Indemnitees (or any of them), that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event.  “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Amendment or any other Financing Document, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between any Indemnitee and any Borrower, or (d) any other actions or inactions by any Indemnitee, all on or prior to the Effective Date.  Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Lender’s decision to enter into this Amendment and to agree to the modifications contemplated hereunder.

12.No Waiver or Novation.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default.  This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

13.Affirmation.  Except as specifically amended pursuant to the terms hereof, the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.  Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement (as amended hereby) and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

14.Miscellaneous.

(a)Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.  Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.

(b)Incorporation of Credit Agreement Provisions.  The provisions contained in Section 11.6 (Indemnification), Section 12.8 (Governing Law; Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(c)Headings.  Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d)Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Signatures by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be treated as delivery of an original and shall bind the parties hereto. This Amendment constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Amendment under seal as of the day and year first hereinabove set forth.

AGENT:MIDCAP FUNDING X TRUST

By:          Apollo Capital Management, L.P.,

                its investment manager

By:          Apollo Capital Management GP, LLC,

                its general partner

By: _______________________________(SEAL)

Name:  Maurice Amsellem

Title: Authorized Signatory

LENDER:MIDCAP FUNDING X TRUST

By:          Apollo Capital Management, L.P.,

                its investment manager

By:          Apollo Capital Management GP, LLC,

                its general partner

By: _______________________________(SEAL)

Name:  Maurice Amsellem

Title: Authorized Signatory

Signature Page to

Amendment No. 10 and Joinder Agreement to Credit and Security Agreement and Limited Consent

EXISTING BORROWERS:	MONROE STAFFING SERVICES, LLC, a Delaware limited liability company By:___________________________(Seal) Name: Title:
LIGHTHOUSE PLACEMENT SERVICES, INC., a Massachusetts corporation By:___________________________(Seal) Name: Title:	FARO RECRUITMENT AMERICA, INC., a New York corporation By:___________________________(Seal) Name: Title:

NEW BORROWER:	KEY RESOURCES, INC., a North Carolina corporation By:___________________________(Seal) Name: Title:

PARENT: STAFFING 360 SOLUTIONS, INC., a Delaware corporation By:___________________________(Seal) Name: Title:

Signature Page to

Amendment No. 10 and Joinder Agreement to Credit and Security Agreement and Limited Consent

Exhibit A

[attach updated schedules]

2

Exhibit B – Collateral

The Collateral consists of all of the New Borrower’s assets, including without limitation, all of the New Borrower’s right, title and interest in and to the following, whether now owned or hereafter created, acquired or arising:

(a)all goods, Accounts (including health-care insurance receivables), equipment (as defined in the UCC), Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims (as defined in the UCC), documents(as defined in the UCC), instruments (as defined in the UCC, including any promissory notes), chattel paper (as defined in the UCC, whether tangible or electronic), cash, money, deposit accounts(as defined in the UCC), securities accounts (as defined in the UCC), fixtures (as defined in the UCC), letter of credit rights (as defined in the UCC), letters of credit (as defined in the UCC, whether or not the letter of credit is evidenced by a writing), securities (as defined in the UCC), and all other investment property(as defined in the UCC), supporting obligations (as defined in the UCC), and financial assets (as defined in the UCC), and oil, gas, and other minerals before extraction, all insurance policies relating to the foregoing or otherwise and the right to receive refunds of unearned insurance premiums under those policies, all of the foregoing whether now owned or hereafter acquired, wherever located;

(b)all of the New Borrower’s books and records evidencing or relating to any of the foregoing; and

(c)any and rights, remedies, Guarantees, and security interests in respect of the foregoing, all rights of enforcement and collection, and all rights under the Financing Documents in respect of the foregoing, all information and data compiled or derived by the New Borrower or to which the New Borrower is entitled in respect of or related to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Schedule 7.4 (d) – Post Closing Requirements to Tenth Amendment Closing Date

Borrowers and Parent, as applicable, shall satisfy and complete each of the following obligations, or provide Agent each of the items listed below, as applicable, on or before the date indicated below, all to the satisfaction of Agent in its sole and absolute discretion:

1.As soon as possible, but in any case within fifteen days of the Tenth Amendment Closing Date, each Credit Parties shall enter, cause to be entered into and deliver to the same to the Agent, a fully executed Deposit Account Control Agreement with the bank with which such New Borrower maintains account(s) with respect to (i) a Lockbox Account for New Borrower and (ii) if applicable, any other accounts maintained by New Borrower other than those used exclusively for payroll.

2.As soon as possible, but in any case within fifteen (15) days of the Tenth Amendment Closing Date, Credit Parties shall deliver or cause to be delivered to Agent complete and accurate copies of each of the customer contracts for New Borrower listed on Schedule 3.17 (Material Contracts), including any amendments, supplements, restatements or modifications thereto.

3As soon as possible, but in any case within fifteen (15) days of the Tenth Amendment Closing Date, Credit Parties shall deliver to Agent evidence of insurance with respect to New Borrower, including but not limited to an Additional Insured and Lender’s Loss Payable endorsements and/or declaration pages acceptable to the Lender, all such insurances to be in compliance with Section 4.4 of the Credit Agreement.

4.As soon as possible, but in any case within thirty (30) days of the Tenth Amendment Closing Date, Credit Parties shall cause to be delivered to Agent a legal opinion from special North Carolina counsel with respect to New Borrower, addressed to the Agent, covering such matters relating to the transactions contemplated this Amendment as the Agent may reasonably request, and in form and scope reasonably satisfactory to Agent and its counsel in compliance with Section 4.11(c) of the Credit Agreement.

5.As soon as possible, but in any case within thirty (30) days of the Tenth Amendment Closing Date, Credit Parties shall cause to be delivered to Agent a landlord’s agreement or other access agreement from the lessor in form and substance satisfactory to the Agent in its sole and absolute discretion for the following leased property of New Borrower: 3703 W. Market St, Greensboro, NC, 27403 Suites A, B and C.

Nothing in this Schedule 7.4(D) shall act or be construed to limit any of the rights and remedies of the Agent and Lenders under this Agreement.  The failure of any Borrower or of Parent to complete and satisfy any of the above obligations on or before the date indicated above, or the failure of any Borrower or of Parent to deliver any of the above listed items on or before the date indicated above, shall constitute an immediate and automatic Event of Default.